                                                                    Exhibit 10.1






================================================================================


                              FORMATION AGREEMENT

                                    between

                     FLORISTS' TRANSWORLD DELIVERY, INC.,
                            a Michigan corporation

                                      and

                                 ftd.com inc.,
                            a Delaware corporation

                           Dated as of May 19, 1999


================================================================================

                               TABLE OF CONTENTS
                               -----------------

Section                                                         Page
-------                                                         ----

ARTICLE I     CAPITAL CONTRIBUTION...............................  1

ARTICLE II    TRANSFER OF ASSETS.................................  1
    2.1       Transfer of Assets.................................  1
    2.2       Retained Assets....................................  3
    2.3       Assignability and Consents.........................  4
    2.4       Covenants of Further Assurance.....................  4

ARTICLE III   ASSUMPTION.........................................  4
    3.1       Assumption by ftd.com..............................  4
    3.2       Retained Liabilities...............................  4
    3.3       Covenants of Further Assurance.....................  4

ARTICLE IV    REPRESENTATIONS AND WARRANTIES.....................  5
    4.1       As Is..............................................  5
    4.2       Representations and Warranties of FTDI.............  5
    4.3       Representations and Warranties of..................  6
    4.4       Survival of Representations and Warranties.........  6

ARTICLE V     CERTAIN COVENANTS AND ASSURANCES...................  6
    5.1       Cooperation by FTDI................................  6
    5.2       Cooperation by ftd.com.............................  7
    5.3       Expenses...........................................  7
    5.4       Filings............................................  7
    5.5       Bulk Transfer Laws.................................  7
    5.6       Certain Payments...................................  7

ARTICLE VI    POST-CLOSING COVENANTS.............................  7

ARTICLE VII   CONDITIONS TO CLOSING..............................  8
    7.1       Conditions to the Obligations of ftd.com...........  8
    7.2       Conditions to the Obligations of FTDI..............  9

ARTICLE VIII  MISCELLANEOUS......................................  9
    8.1       Schedules..........................................  9
    8.2       Amendments.........................................  9
    8.3       Entire Agreement...................................  9
    8.4       Governing Law...................................... 10
    8.5       Notices............................................ 10
    8.6       Transfer Taxes..................................... 10
    8.7       Counterparts....................................... 10
    8.8       Assignment......................................... 10
    8.9       Waivers............................................ 10

   8.10  Third Parties...................................10
   8.11  Headings........................................11

                                      ii


Schedules:
------------

2.1          --   Balance Sheet as of March 31, 1999

2.1.1        --   Personal Property

2.1.3        --   Contracts

2.1.4        --   Permits and Approvals

                              FORMATION AGREEMENT
                              -------------------

     This FORMATION AGREEMENT (this "Agreement") is dated as of May 19, 1999 between Florists' Transworld Delivery, Inc., a Michigan corporation ("FTDI"), and ftd.com inc., a Delaware corporation ("ftd.com").

                               R E C I T A L S:
                               - - - - - - - -

     A.   FTDI has, as of May 19, 1999, formed ftd.com.

     B. FTDI is engaged in, among other things, the business of offering consumers the opportunity to place floral and specialty gift orders directly with FTDI through FTDI's toll free telephone number (1-800-SEND-FTD) or its online Internet site (www.ftd.com) (the "Direct Access Business").

     C. FTDI has agreed to make a capital contribution to ftd.com of substantially all of FTDI's assets, rights and interests (subject to certain associated liabilities) relating to the Direct Access Business and reflected on the Balance Sheet (as hereinafter defined) in exchange for one hundred percent (100%) of ftd.com's Class B common stock and it is intended that such transaction qualify as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, and other good and valuable consideration had and received, the parties agree as follows:

                        ARTICLE I  CAPITAL CONTRIBUTION
                        -------------------------------

     Upon the terms and subject to the conditions herein contained, FTDI hereby transfers to ftd.com as a contribution to the capital of ftd.com, and ftd.com hereby accepts and acquires from FTDI, the Acquired Assets (as hereinafter defined), subject to the Assumed Liabilities (as hereinafter defined), effective as of the date hereof (the "Effective Time"), in exchange for such number of shares of Class B common stock that represent one hundred percent (100%) of the issued and outstanding equity securities of ftd.com as of the Effective Time.

                        ARTICLE II  TRANSFER OF ASSETS.
                        ------------------------------

      2.1 Transfer of Assets. Upon the terms and subject to the conditions herein contained, except as otherwise provided in Section 2.2 hereof, effective as of the Effective Time, FTDI hereby transfers to ftd.com as a contribution to the capital of ftd.com, and ftd.com hereby accepts and acquires from FTDI, all of FTDI's right, title and interest in and to all of the tangible and intangible assets, rights and interests reflected on the unaudited balance sheet dated as of March 31, 1999 of the Direct Access Business attached hereto as Schedule 2.1 (the "Balance Sheet") and owned, used or held by or for the benefit of FTDI, solely to the extent of FTDI's interest therein and to the extent such assets, rights and interests relate to the Direct Access Business (except to the extent that any such assets have been disposed of by FTDI between the date of the Balance Sheet and the Effective Time), wherever situated, including, without limiting the generality of the foregoing, the following assets, rights and interests (collectively, the "Acquired Assets"):

          2.1.1 Tangible Personal Property. The equipment, machines, supplies, furniture, tools, fixtures, vehicles and other items of tangible personal property, including leased personal property, identified on Schedule 2.1.1, solely to the extent such tangible personal property relates to the Direct Access Business.

          2.1.2 Third Party Warranties; Claims. All rights and benefits of FTDI under any and all manufacturers' and third party warranties and service or replacement programs, solely to the extent such warranties and programs relate to the Direct Access Business, and all claims, demands, causes of action, judgments and pending litigation of whatever nature as to which FTDI is a claimant, plaintiff, judgment creditor, beneficiary or the like, including, without limitation, all warranty or infringement claims against third-party manufacturers or sellers relating to the conduct or operation of the Direct Access Business, solely to the extent such claims, demands, causes of action, judgments and pending litigation relate to the Direct Access Business.

          2.1.3 Contracts. All rights and benefits of FTDI in, to or under those licenses, contracts, leases of personal property, agreements, purchase orders, commitments, undertakings and all other arrangements, whether oral or written, and to which FTDI is a party or by which any of the Acquired Assets are bound, solely to the extent such agreements and instruments relate to the Direct Access Business, including, without limitation, the agreements and instruments identified on Schedule 2.1.3 attached hereto (collectively, "Acquired Contracts").

          2.1.4 Permits and Approvals. All of the transferable licenses, permits, approvals, variances, waivers or consents issued to FTDI by any United States, state, county, local or foreign governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality, solely to the extent such licenses, permits, approvals, variances, waivers and consents relate to the Direct Access Business, including (to the extent transferable), without limitation, the licenses, permits, approvals, variances, waivers or consents identified on Schedule 2.1.4, and all rights of FTDI relating to any such license, permit, approval, variance, waiver or consent.

          2.1.5 Receivables. All accounts and notes receivable, other accrued or future rights to receive money, unpaid interest accrued thereon, and any security or collateral relating thereto, solely to the extent such receivables, unpaid interest accrued thereon and any security or collateral relating thereto relate to the Direct Access Business ("Accounts Receivables").

          2.1.6 Prepaids. All prepaid expenses, advance payments, deposits, surety accounts and other similar assets, solely to the extent such assets relate to the Direct Access Business.

          2.1.7 Cash and Cash Equivalents. All cash and cash equivalents reflected on the Balance Sheet, solely to the extent such cash and cash equivalents relate to the Direct Access Business and except to the extent that FTDI disposed of any such cash or cash equivalents between the date of the Balance Sheet and the Effective Time.

           2.1.8 Goodwill. The goodwill of FTDI solely related to the Direct Access Business as a going concern.

      2.2 Retained Assets. Notwithstanding any other provision of this Agreement, the Acquired Assets shall not include, and FTDI shall, and hereby does, retain all of FTDI's right, title and interest in and to all of the tangible and intangible assets, rights and interest owned, used or held by or for the benefit of FTDI, wherever situated, other than such of the foregoing to the extent they relate to the Direct Access Business, including, without limiting the severality of the foregoing, the following assets, rights and interests (the "Retained Assets"):

               (a)  this Agreement;

               (b)  FTDI's ownership interest in ftd.com;

               (c) the name "Florists' Transworld Delivery, Inc." or any related or derivative name;

               (d) FTDI's ownership interest in the trademarks, patents and similar intellectual property, including the Universal Resource Locator ("URL"), www.ftd.com, to be licensed to ftd.com pursuant to the Trademark License Agreement (the "Trademark License Agreement") to be dated as of the date hereof by and between ftd.com and FTDI;

               (e) the capital stock of any of FTDI's direct or indirect, wholly or partially owned, subsidiaries and their respective assets, properties and businesses;

               (f) any and all assets, funds and properties (including without limitation any such assets, funds or properties held in trust or any other funding vehicle);

               (g) Any cash or cash equivalent of, owned, or held by, FTDI not transferred, assigned and conveyed to ftd.com pursuant to Section 2.1.7;

               (h) FTDI's stock certificates, treasury stock, stock transfer records, corporate seals and minute books;

               (i) FTDI's federal income tax and information returns filed on Form 1120S, its state and local income tax and information returns and reports, and any tax supporting information related thereto;

               (j) all assets, properties, rights and interests in, under or to agreements, instruments or contracts relating to businesses, operations or assets that immediately prior to the Effective Time (i) have been closed, wound up or otherwise terminated or (ii) ceased to be held or used in connection with FTDI's businesses or operations, including the Direct Access Business;

               (k) all books, records and written and electronic storage materials to the extent relating to or used in connection with or reasonably necessary to the use of the Retained Assets, the Acquired Assets or the Direct Access Business or any part thereof; provided, however, that ftd.com may make copies of such books, records and written and electronic storage materials, to the extent they relate to the Acquired Assets or the Direct Access Business, or examinations thereof as needed.

               (l) all other assets of FTDI of every kind and nature not reflected on the Balance Sheet.

     2.3 Assignability and Consents. To the extent that the assignment of any Acquired Contract to ftd.com as provided herein shall require the consent or waiver of other parties, this Agreement shall not constitute an agreement to assign the same if an attempted assignment without such consent or waiver would constitute a breach thereof or entitle the other party thereto to terminate, or accelerate any obligation under, such Acquired Contract. FTDI shall cooperate with ftd.com and shall use its best efforts to obtain the consent of the other parties to such Acquired Contracts. If any such consent has not been obtained as of the Effective Time, such Acquired Contract shall be retained by FTDI unless and until such consent has been obtained, and FTDI shall use its reasonable best efforts to make the full use and benefit of such Acquired Contract available to ftd.com to the same extent, as nearly as may be possible, as if such impediment to assignment or transfer did not exist, including, but not limited to, rights arising out of any breach or cancellation by such other parties.

     2.4 Covenants of Further Assurance. FTDI shall, at any time and from time to time after the Effective Time, upon request of ftd.com and without further cost or expense to ftd.com, prepare, execute and deliver such instruments of conveyance and assignment and shall take such action as ftd.com may reasonably request to more effectively transfer to and vest in ftd.com, or its successors and assigns, and to put ftd.com in possession of, any and all of the Acquired Assets.

                            ARTICLE III  ASSUMPTION
                            ------------------------

     3.1 Assumption by ftd.com. Except as provided in Section 3.3 hereof or otherwise herein, upon the terms and subject to the conditions set forth in this Agreement, ftd.com hereby agrees, from and after the Effective Time, to assume, pay, perform and discharge as and when due, and indemnify and hold FTDI, its directors, stockholders, affiliates, officers, employees and agents harmless from and against, all liabilities and obligations of whatever nature (whether absolute, accrued, fixed, contingent or otherwise and whether known or unknown) arising out of or in connection with (i) the Acquired Assets, (ii the Direct Access Business and the operation thereof and (ii the ownership, use or sale of the Acquired Assets (the "Assumed Liabilities").

     3.2 Retained Liabilities. Notwithstanding any other provision of this Agreement or doctrine of law, FTDI shall retain, and ftd.com shall not assume, or be liable with respect to, those liabilities and obligations of FTDI to the extent not related to the Acquired Assets or the Direct Access Business.

     3.3 Covenants of Further Assurance. ftd.com shall, at any time and from time to time after the Effective Time, upon the request of FTDI and without further cost or expense to FTDI, prepare, execute and deliver such instruments of assumption and shall take such action as FTDI may reasonably request to effect the assumption by ftd.com of the Assumed Liabilities.

                  ARTICLE IV  REPRESENTATIONS AND WARRANTIES
                  -------------------------------------------

     4.1 As Is. ftd.com agrees and acknowledges that it is receiving the Acquired Assets on an "as is" basis, without any representations or warranties, written or implied, from FTDI regarding such Acquired Assets.

     4.2 Representations and Warranties of FTDI. FTDI represents and warrants to ftd.com that, as of the Effective Time, each of the following statements are true and correct:

          (a) Organization and Existence. FTDI is duly organized, validly existing and in good standing under the laws of the State of Michigan. FTDI has full corporate power and authority to own and lease the properties and assets it now owns and leases and to carry on its business as and where such properties and assets are now owned or leased and such business is now conducted. FTDI is in good standing and duly qualified to conduct its business as a foreign corporation in each of the jurisdictions in which the ownership or leasing of its properties or assets or the conduct of its business requires such qualification, except where any failure to be so qualified would not have a material adverse effect.

          (b) Authority and Approval. FTDI has the requisite corporate power and authority to enter into this Agreement and is authorized to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by FTDI and is a valid and binding obligation of FTDI, enforceable against FTDI in accordance with its terms. No other act, approval or proceedings on the part of FTDI is, or will be, required to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

          (c) No Conflict. The execution and delivery of this Agreement by FTDI, and the fulfillment and compliance with the terms and conditions of this Agreement and the consummation of the transactions contemplated by this Agreement, will not:

          (i) conflict with, result in a breach of, constitute a default under, or require the consent of any person under, any of the terms, conditions or provisions of the articles of incorporation or by-laws of FTDI other than such as has been obtained prior to the Effective Time; or

          (ii) violate any provision of, or require any notice, consent, authorization, filing, registration or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to FTDI.

          (d) Securities Act. The shares of Class B common stock of ftd.com received by FTDI pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and FTDI shall not offer to sell or otherwise dispose of the shares so acquired by it in violation of any registration requirements of the Securities Act of 1933, as amended.

     4.3 Representations and Warranties of ftd.com. ftd.com represents and warrants to FTDI that

          (a) Organization and Existence. ftd.com is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ftd.com has full legal power and authority to own and lease the properties and assets it now owns and leases and to carry on its business as and where such properties and assets are now owned or leased and such business is now conducted.

          (b) Authority and Approval. ftd.com has the requisite corporate power and authority to enter into this Agreement and is authorized to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by ftd.com and is a valid and binding obligation of ftd.com, enforceable against ftd.com in accordance with its terms. No other act, approval or proceedings on the part of ftd.com is, or will be, required to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

          (c) No Conflict. The execution and delivery of this Agreement by ftd.com, and the fulfillment and compliance with the terms and conditions of this Agreement and the consummation of the transactions contemplated by this Agreement, will not:

          (i) conflict with, result in a breach of, constitute a default under, or require the consent of any person under, the terms, conditions or provisions of the certificate of incorporation, by-laws or other corporate documents of ftd.com other than such as have been obtained prior to the Effective Time; or

          (ii) violate any provision of, or require any notice, consent, authorization, filing or registration or approval under, any law or administrative regulation or any judicial administrative or arbitration order, award, judgment, writ, injunction or decree applicable to ftd.com.

     4.4 Survival of Representations and Warranties. All representations and warranties made by FTDI or ftd.com in this Agreement and in any Schedules, certificates or other documents delivered in connection with the transactions contemplated hereby shall survive the Effective Time until December 31, 2000.

                  ARTICLE V  CERTAIN COVENANTS AND ASSURANCES
                 --------------------------------------------

     5.1 Cooperation by FTDI. FTDI will cooperate and will use its reasonable best efforts to have its agents and employees cooperate with ftd.com, at ftd.com's request and at ftd.com's expense, on and after the Effective Time, in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving the operations of the Direct Access Business or based upon contracts, understandings or acts of the Direct Access Business that were in effect or occurred on or prior to the Effective Time; provided, however, that FTDI shall not be required by this
Section 5.1 to provide any such cooperation if FTDI is a party, or is threatened to be a party, to any such action, proceeding, arrangement or dispute and FTDI or its legal counsel determines that any such information, evidence, testimony or other assistance would be adverse to FTDI's interests therein.

     5.2 Cooperation by ftd.com. ftd.com will cooperate and will use its reasonable best efforts to have its agents and employees cooperate with FTDI, at FTDI's request and at FTDI's expense, on and after the Effective Time, in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving FTDI and the operations of the Direct Access Business or based upon contracts, understandings or acts of the Direct Access Business that are in effect or occur after the Effective Time; provided, however, that ftd.com shall not be required by this
Section 5.2 to provide any such cooperation if ftd.com is a party, or is threatened to be a party, to any such action, proceeding, arrangement or dispute and ftd.com or its legal counsel determines that any such information, evidence, testimony or other assistance would be adverse to ftd.com's interests therein.

     5.3 Expenses. ftd.com will bear the reasonable legal, accounting and other expenses incurred by each party in connection with this Agreement, the Ancillary Agreements (as hereinafter defined) and the other agreements and transactions contemplated hereby.

     5.4 Filings. Each of the parties hereto agree to cooperate fully with the other in the preparation and filing, whether before or after the Effective Time, of all documents and instruments required to be filed by FTDI or ftd.com, in connection with the transactions contemplated by this Agreement, including, without limitation, any business certificate, or any trade, assumed or fictitious name certificates, or any applications for authority to do business, or any registrations or assignments of registrations of any patents, trademarks, trade names, service marks, copyrights or similar rights.

     5.5 Bulk Transfer Laws. ftd.com hereby waives compliance by FTDI with the laws of any jurisdiction relating to bulk transfers of goods that may be applicable in connection with the transfer of the Acquired Assets to ftd.com, if any. FTDI shall indemnify and hold ftd.com, its directors, stockholders, affiliates, officers, employees and agents harmless from and against any failure by FTDI to comply with any such law. The foregoing covenants of this Section 5.5 shall survive indefinitely.

     5.6 Certain Payments. If FTDI receives any payment relating to any Account Receivable, such payment shall be the property of, and shall be immediately forwarded and remitted to, ftd.com. FTDI will promptly endorse and deliver to ftd.com any cash, checks or other documents received by FTDI on account of any such Account Receivable.

                      ARTICLE VI  POST-CLOSING COVENANTS
                      ----------------------------------

     FTDI and ftd.com agree to use reasonable efforts to negotiate and enter into (1) the Intercompany Services Agreement to be dated as of the date hereof between ftd.com and FTDI, (2) the Commission Agreement to be dated as of the date hereof between ftd.com and FTDI, (3) the Indemnification Agreement to be dated as of the date hereof among ftd.com, FTDI and FTD Corporation, a Delaware corporation ("FTDC"), (4) the Trademark Licensing Agreement, (5) the Florists Online Hosting Agreement to be dated as of the date hereof between ftd.com and FTDI and (6) the Tax Sharing Agreement to be dated as of December 19, 1994, as amended by that certain Amendment dated as of the date hereof, among ftd.com, FTDI and FTDC (collectively, the "Ancillary Agreements"), within [60] days after the Effective Time.

                      ARTICLE VII  CONDITIONS TO CLOSING
                      -----------------------------------

     7.1 Conditions to the Obligations of ftd.com. The obligations of ftd.com to proceed with its obligations hereunder are subject to the satisfaction on or prior to the Effective Time of all of the following conditions, any one or more of which may be waived in whole or in part by ftd.com:

          (a) Representations and Warranties. The representations and warranties contained in Section 4.2 and in all schedules and certificates delivered by FTDI to ftd.com pursuant to this Agreement shall be true and accurate on and as of the Effective Time with the same effect as though made on and as of such date, except for such changes, if any, as may be expressly permitted by this Agreement or agreed to in writing by the parties hereto.

          (b) Performance of Covenants. FTDI shall have performed and complied in all material respects with each and every covenant, agreement and condition required to be performed or complied with by it hereunder on or prior to the Effective Time.

          (c) Licenses, Consents, etc. FTDI shall have obtained all licenses, approvals, and permits of or given all notices to and made all filings with governmental authorities required to be obtained, given or made by it for or in connection with the transactions contemplated hereby, and all consents and approvals (including the giving of notice), if any, of other parties, including, but not limited to, the consent of creditors or contracting parties of FTDI, in each case in which the failure to obtain such consent or approval of other parties would have a material adverse effect on the Acquired Assets or would materially interfere with the right or ability of ftd.com to use the Acquired Assets or interfere with the rights or ability of ftd.com to transfer good and unencumbered title to or lawful use of the Acquired Assets, and no such governmental license, approval or permit or consent or approval of any third party shall have been withdrawn or suspended.

          (d) No Injunction. As of the Effective Time, there shall be no injunction, writ, restraining order or any other order of any nature issued by a court or governmental agency of competent jurisdiction directing that any of the transactions provided for in this Agreement not be consummated as herein or therein provided.

          (e) No Actions. As of the Effective Time, there shall be no action or proceeding pending or threatened by or before any court or other judicial, administrative or regulatory body to restrain or prohibit the transactions contemplated by this Agreement.

          (f) Corporate Authorization. FTDI shall have delivered to ftd.com a certificate of the Secretary of FTDI, in form reasonably satisfactory to ftd.com and its counsel, dated as of the date hereof, certifying (i) that a true and correct copy of the articles of incorporation and bylaws of FTDI, as amended as of the date hereof, is attached thereto, and (ii) the authorization and approval of this Agreement, and the transactions contemplated hereby, by the Board of Directors of FTDI in accordance with the provisions of its bylaws.

     7.2 Conditions to the Obligations of FTDI. The obligations of FTDI to proceed with its obligation hereunder are subject to the satisfaction on or prior to the Effective Time of all of the following conditions, any one or more of which may be waived in whole or in part by FTDI:

          (a) Representations and Warranties. The representations and warranties contained in Section 4.3 and in all certificates delivered by ftd.com to FTDI pursuant to this Agreement shall be true and accurate on and as of the Effective Time with the same effect as though made on and as of such date, except for such changes, if any, as may be expressly permitted by this Agreement or agreed to in writing by the parties hereto.

          (b) Performance of Covenants. ftd.com shall have performed and complied in all material respects with each and every covenant, agreement and condition required to be performed or complied with by it hereunder on or prior to the Effective Time.

          (c) Licenses, Consents, etc. ftd.com shall have obtained all licenses, approvals, and permits of governmental authorities required to be obtained by it for or in connection with the transactions contemplated hereby.

          (d) No Injunction. As of the Effective Time, there shall be no injunction, writ, restraining order or any other order of any nature issued by a court or governmental agency of competent jurisdiction directing that any of the transactions provided for in this Agreement not be consummated as herein or therein provided.

          (e) No Actions. As of the Effective Time, there shall be no action or proceeding pending or threatened by or before any court or other judicial, administrative or regulatory body to restrain or prohibit the transactions contemplated by this Agreement.

          (f) Corporate Authorization. ftd.com shall have delivered to FTDI a certificate of a duly authorized officer of ftd.com, in form reasonably satisfactory to FTDI and its counsel, dated as of the date hereof, certifying (i) that a true and correct copy of the certificate of incorporation and bylaws of ftd.com, as amended as of the date hereof is attached thereto, and (ii) the authorization and approval of this Agreement, and the transactions contemplated hereby and thereby, by the Board of Directors of ftd.com in accordance with the provisions of its bylaws.

                          ARTICLE VII  MISCELLANEOUS
                          --------------------------

     8.1 Schedules. All references in this Agreement to "Schedules" shall mean the disclosure schedules identified in this Agreement and listed on page "(iii)" hereof, which are attached hereto and incorporated herein and shall be deemed a part of this Agreement for all purposes.

     8.2 Amendments. This Agreement may be amended only by a writing executed by all of the parties hereto.

     8.3 Entire Agreement. This Agreement and the other agreements expressly provided for herein set forth the entire understanding of the parties hereto and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties with respect to the subject matter hereof.

     8.4 Governing Law. This Agreement shall in all respects be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principles of conflict of laws thereof.

     8.5 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt if personally delivered, or (ii) on the third business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

          To FTDI:        Florists' Transworld Delivery, Inc.
                          3113 Woodcreek Drive
                          Downers Grove, Illinois 60515
                          Attention: President

          To ftd.com:     ftd.com inc.
                          3113 Woodcreek Drive
                          Downers Grove, Illinois 60515
                          Attention: President

Any party by written notice to the other may change the address or the persons to whom notices or copies thereof shall be directed.

     8.6 Transfer Taxes. FTDI and ftd.com shall each bear one-half of all liabilities and obligations for taxes, if any, imposed upon FTDI, ftd.com or any of the Acquired Assets arising out of or measured by the contribution of the Acquired Assets pursuant hereto.

     8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

     8.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto, but no rights, obligations or liabilities hereunder shall be assignable by ftd.com without the prior written consent of FTDI.

     8.9 Waivers. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement or any other agreements provided for herein, by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreements provided for herein.

     8.10 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity (including without limitation any employee or any beneficiary of any employee) other than ftd.com and FTDI any rights or remedies under or by reason of this Agreement.

     8.11 Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

           [The remainder of this page intentionally is left blank.]

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.



                                       FLORISTS' TRANSWORLD DELIVERY, INC.



                                       By: /s/ Robert L. Norton
                                          -----------------------------------
                                       Name: Robert L. Norton
                                       Title: President


                                       ftd.com inc.


                                       By: /s/ Michael J. Soenen
                                          -----------------------------------
                                       Name: Michael J. Soenen
                                       Title: President and
                                              Chief Executive Officer

                                                                    Schedule 2.1

                      Balance Sheet as of March 31, 1999

                                   Attached

                                                                  Schedule 2.1.1

                               Personal Property

                                     None

                                                                  Schedule 2.1.3

                                   Contracts

                                                                  Schedule 2.1.4

                             Permits and Approvals